UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 27, 2015

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

(e)   On May 27, 2015, the Boards of Directors of Home Bancorp, Inc. (the “Company”) and Home Bank, N.A. (the “Bank”), the Company’s wholly owned subsidiary, acted to extend the term of the existing employment agreements between the Company and Mr. John W. Bordelon and the Bank and each of John W. Bordelon, Jason Paul Freyou, Darren E. Guidry, Scott A. Ridley and Joseph B. Zanco. Amendments to each of the employment agreements were entered into in order to extend the terms of the agreements to June 22, 2018, in the case of Mr. Bordelon, and to June 22, 2017 in the case of the other executive officers. No other changes were made to the employment agreements.

The foregoing description is qualified in its entirety by reference to the amendments to the employment agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

(f)	Not applicable.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are included herewith.

Number	Description
10.1	Amendment to the Amended and Restated Employment Agreement between Home Bancorp, Inc. and John W. Bordelon
10.2	Amendment to the Amended and Restated Employment Agreement between Home Bank, N.A. and John W. Bordelon
10.3	Amendment to the Employment Agreement between Home Bank, N.A. and Jason Paul Freyou
10.4	Amendment to the Amended and Restated Employment Agreement between Home Bank, N.A. and Darren E. Guidry
10.5	Amendment to the Employment Agreement between Home Bank, N.A. and Scott A. Ridley
10.6	Amendment to the Amended and Restated Employment Agreement between Home Bank, N.A. and Joseph B. Zanco

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: May 27, 2015	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer